                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
of 1934 (Amendment No.   )

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5
     (d)(2))

[x]  Definitive Information Statement


                                ORTHODONTIX, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [x]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)Proposed maximum aggregate value of transaction:

          (5)Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)Amount Previously Paid:

          (2)Form, Schedule or Registration Statement No.:

          (3)Filing Party:

          (4)Date Filed:

                             ORTHODONTIX, INC.

                      1428 Brickell Avenue, Suite 105
                              Miami, FL 33131

Dear Stockholders:

     We are writing to advise you that we intend to amend our Articles of Incorporation to increase our authorized shares of Common Stock, par value $.0001 per share, to 1,500,000,000 shares. This action was approved on June 9, 2006 by our Board of Directors. In addition, two shareholders who hold a majority of our issued and outstanding voting securities also approved this action on June 9, 2006, by written consent in lieu of a special meeting in accordance with the relevant sections of the Florida Business Corporation Act. We will file the Articles of Amendment to our Articles of Incorporation, a copy of which is attached hereto as Exhibit A, with the Secretary of State of Florida on or about July 14, 2006.

     As described hereafter, this action will enable us to take quicker advantage of acquisition and/or merger opportunities that may become available to us by having sufficient shares authorized to enter into such transactions. Our Board believes this action may assist us in attracting possible acquisition candidates.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about June 23, 2006.

     Please feel free to call us at (305) 371-4112 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Orthodontix.

                                      For the Board of Directors of
                                      Orthodontix, Inc.


                                      By:/s/Glenn L. Halpryn
                                      ---------------------------------------
                                                 Glenn L. Halpryn,
                                              Chairman and President

                              ORTHODONTIX, INC.
                       1428 Brickell Avenue, Suite 105
                            Miami, Florida 33131
                          Telephone (305) 371-4112

                      INFORMATION STATEMENT REGARDING
                  ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                          MAJORITY STOCKHOLDERS
                      IN LIEU OF A SPECIAL MEETING

                   WE ARE NOT ASKING YOU FOR A PROXY,
               AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 GENERAL

     This Information Statement is being furnished to the stockholders of Orthodontix, Inc., a Florida corporation (the "Company") in connection with the adoption of an Amendment to our Articles of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On June 9, 2006 our Board of Directors approved an amendment to our Articles of Incorporation to increase our authorized common stock to 1,500,000,000 shares, par value $.0001 (the "Amendment"). This action will become effective on the date of filing the Amendment with the Florida Secretary of State (the "Effective Date of the Amendment") in accordance with the written consent of our directors and the holders of a majority of our issued and outstanding common stock and in accordance with the relevant sections of the Florida Business Corporation Act.

     As of June 12, 2006 there are 5,830,856 shares of our common stock issued and outstanding. The following shareholders who collectively own approximately 57% of our outstanding common stock, which is in excess of the required majority of outstanding voting securities necessary for the adoption of this action, have executed a written consent approving the Amendment:

       Stockholder                                    No. of Shares Owned
       Frost Gamma Investments Trust                        2,965,428
       Glenn L. Halpryn                                       380,100
       TOTAL                                               ----------
                                                            3,345,528
                                                           ==========

     The increase in the number of authorized shares will not change the number of currently outstanding shares of common stock or the percentage of the Company's common stock that you now own. Only the issuance of additional shares will affect your percentage of ownership. Issuance of additional shares may have the effect of diluting book value per share as well as your percentage of ownership. As of the date of this Information Statement, we have not taken any action and do not have any commitments to issue any of the additional authorized shares.

     As described hereafter, it is hoped that these actions will enable the Company to respond more quickly to any merger or acquisition opportunities that may become available to us. Our Board believes this Amendment may make our Company more attractive to possible acquisition candidates. We cannot assure you, however, that this Amendment will result in our effecting a merger or acquisition or otherwise make our Company more attractive to acquisition candidates or potential investors.

     The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporation Act, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

     Pursuant to Section 607.0704 of the Florida Business Corporation Act, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is first being mailed on or about June 23, 2006 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

     The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

No Dissenter's Rights

     No dissenter's rights are afforded to our stockholders under Florida law as a result of the adoption of the Amendment.

                          OUR PRINCIPAL STOCKHOLDERS

     Our voting securities are comprised of our common stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The following table contains information regarding record ownership of our common stock as of June 12, 2006 held by:

       * persons who own beneficially more than 5% of our outstanding voting securities,
       * our directors,
       * named executive officers, and
       * all of our directors and officers as a group.


Name and Address               Shares of Common Stock      Percent
of Beneficial Owner            Beneficially Owned(1)        Owned
------------------------------------------------------------------
Phillip Frost, M.D.                   2,965,428(2)          51.0%
4400 Biscayne Blvd.
Miami, FL 33137

Stephen Grussmark                       450,000(3)          7.7%
7400 North Kendall Drive Suite 704
Miami, FL  33156

Glenn L. Halpryn                        380,100            6.5%
1428 Brickell Avenue, Suite 105
Miami, FL  33131

Alan Jay Weisberg                         4,201            0.07%
1428 Brickell Avenue, Suite 105
Miami, FL  33131

Noah Silver                                   0            0%
1428 Brickell Avenue, Suite 105
Miami, FL  33131

All Officers and                        384,301            6.6%
Directors as a Group(2)

Total Shares Outstanding
as of June 12, 2006                  5,830,856

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after June 12, 2006 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Represents shares of Common Stock held by Frost Gamma Investments Trust, of which Frost Gamma Limited Partnership is the sole and exclusive beneficiary. Dr. Frost is the sole limited partner of Frost Gamma, L.P. The general partner of Frost Gamma, L.P. is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation.




                                       5

 (3) Represents shares of Common Stock held in various trusts for which either Dr. Grussmark or his wife is the sole trustee and the beneficiaries of which are Dr. Grussmark, his wife or his children.

                               THE AMENDMENT

     On June 12, 2006, we had 5,830,856 shares of our common stock outstanding. Currently, there are 100,000,000 shares of common stock authorized. There are also 100,000,000 shares of preferred stock authorized, none of which have ever been issued.

     We have realized, in the evaluation of various merger and acquisition candidates that, given our limited amount of cash, we would need additional authorized shares to complete a merger or acquisition utilizing our shares. Therefore, we decided to authorize additional shares at this time to position the Company to take quick advantage of opportunities that may arise and to avoid the delay and expense of authorizing additional shares at a later date in connection with an acquisition. This increase in authorized shares will empower our board of directors under certain circumstances to issue the additional shares without prior notice to our shareholders and without their approval.

     The Amendment will not affect your stock ownership in any way. The issuance of additional common stock, however, will decrease your percentage of ownership of the Company.

                 WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

     We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

EXHIBIT A

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                               ORTHODONTIX, INC.


     1. The name of the corporation filing these Articles of Amendment is Orthodontix, Inc. (the "Corporation").

     2 Article III of the Articles of Incorporation of the Corporation is amended as follows to increase the Corporation's authorized shares of common stock:

                           Article III - Capital Stock

          The Corporation is authorized to issue the following shares of capital stock: (a) 1,500,000,000 shares of common stock, par value $.0001 per share (the "Common Stock");
     and (b) 100,000,000 shares of preferred stock, par value $.0001 per share (the "Preferred Stock").


     3. The foregoing amendment was duly adopted by unanimous written consent of the directors and a majority of the shareholders of the Corporation on June 9, 2006.

          IN WITNESS WHEREOF, the undersigned President and Secretary of Orthodontix, Inc. have executed these Articles of Amendment on behalf of the Corporation on this 9th day of June, 2006.


                                      ORTHODONTIX, INC.

                                      By:/s/Glenn L. Halpryn
                                      ---------------------------------------
                                                 Glenn L. Halpryn,
                                              Chairman and President


                                      By:/s/Alan Jay Weisberg
                                      ---------------------------------------
                                                 Alan Jay Weisberg,
                                                     Secretary







                                      7